SECOND PURCHASE AND SALE AGREEMENT



                                    SELLER:


                          AETNA LIFE INSURANCE COMPANY
                           c/o Aetna Investment Group
                              242 Trumbull Street
                          Hartford, Connecticut 06156



                                   PURCHASER:

                                 HRE PROPERTIES
                                530 Fifth Avenue
                            New York, New York 10036



                                   PROPERTY:

                                 DANBURY SQUARE


                              Danbury, Connecticut



                                January 6, 1995

                                     INDEX
                                                                            Page
ARTICLE I THE PROPERTY ....................................................    1

ARTICLE II PURCHASE PRICE .................................................    3

ARTICLE III PRIOR TO CLOSING ..............................................    6

ARTICLE IV  REPRESENTATIONS AND WARRANTIES ................................   10

ARTICLE V COSTS ...........................................................   15

ARTICLE VI DESTRUCTION OR CONDEMNATION OF PROPERTY ........................   20

ARTICLE VII NOTICES .......................................................   21

ARTICLE VIII CLOSING AND ESCROW ...........................................   23

ARTICLE IX DEFAULT ........................................................   25

ARTICLE X CONDITIONS TO OBLIGATIONS OF PURCHASER ..........................   26

ARTICLE XI DEFINITIONS ....................................................   29

ARTICLE XII MISCELLANEOUS .................................................   32

Exhibit I.A.             Legal Description
Exhibit I.A.2            Personal Property
Exhibit I.A.4.(ii)       Leases
Exhibit I.A.4.(v)        Other Permitted Encumbrances
Exhibit I.C.-1           Special Warranty Deed
Exhibit I.C.-2           Bill of Sale
Exhibit II.A.4           Promissory Note
Exhibit II.A.4.(a)(i)    Mortgage
Exhibit II.A.4.(a)(ii)   Assignment of Rents
Exhibit III.B.4.(ii)     Leases/Agreements With TI's and Leasing
                         Commissions Payable by Purchaser
Exhibit III.B.4.(b)(i)   Herman's Agreement
Exhibit III.B.4.(b)(ii)  Leisure Unlimited Agreement
Exhibit III.B.4.(b)(iii) Anderson Little Lease
Exhibit IV.A.2           List of Claims
Exhibit IV.A.5           Notices of Violations of Law
Exhibit IV.A.7           Rent Roll
Exhibit VIII.B.3         Assignment and Assumption of Leases
Exhibit VIII.B.4         Assignment of Property Name
Exhibit VIII.B.5         Assignment of Warranties
Exhibit VIII.B.7         FIRPTA
Exhibit VIII.B.8         Seller's Corporate Authorization
Exhibit VIII.B.9         Seller's Incumbency Certificate
Exhibit VIII.B.10        Tenant Notice Letter
Exhibit X.A.5            Tenant Estoppel
Exhibit X.A.12           Uncompleted Contracts

                          PURCHASE AND SALE AGREEMENT

         THIS AGREEMENT, dated as of the 6th day of January, 1995, is made by and between AETNA LIFE INSURANCE COMPANY, a Connecticut corporation ("Seller"), with an office in care of Aetna Investment Group, 242 Trumbull Street, Hartford, Connecticut 06156, and HRE PROPERTIES, a voluntary association commonly known as a Massachusetts business trust ("Purchaser"), with an office at 530 Fifth Avenue, New York, New York 10036.

                                   RECITALS:

         Seller desires to sell and transfer certain improved real property known as Danbury Square located at Backus Road, Danbury, Connecticut, along with certain related personal property, and Purchaser desires to purchase and acquire such real and personal property.

         NOW THEREFORE, in consideration of the foregoing, of the mutual covenants, promises and undertakings set forth herein and for Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:


                                   ARTICLE I
                                  THE PROPERTY

        A. Subject to all the terms, conditions and provisions of this Agreement, and for the consideration herein set forth, Seller agrees to sell and transfer, and Purchaser agrees to purchase and acquire, all of Seller's right, title, and interest in and to certain land (the "Land") located in Fairfield County, Connecticut and more specifically described in Exhibit I.A. which is attached hereto and incorporated herein by reference, together with all of Seller's right, title and interest in and to the following:

                  1. The buildings, parking areas, improvements, and fixtures now situated on the Land (the "Improvements");

                  2. All furniture, personal property, machinery, apparatus, and equipment currently used in the operation, repair and maintenance of the Land and Improvements and situated thereon (collectively, the "Personal Property"), listed in the inventory attached hereto as Exhibit I.A.2. and incorporated herein by reference. The Personal Property to be conveyed is subject to depletions, replacements and additions in the ordinary course of Seller's business;

                  3. All easements, hereditaments, and appurtenances belonging to or inuring to the benefit of Seller and pertaining to the Land, if any; and


                  4. Any street or road abutting the Land to the center lines thereof, and in and to any strips and gores of land therein or adjacent to the Property.

        All of the above is hereinafter referred to as the "Property."

        The Property is being sold subject to (i) the lien of real and personal property taxes and assessments for the calendar year 1994 which are not yet due and payable, (ii) any state of facts shown on that certain survey entitled "As Built Plan Prepared for Danbury Square Associates, Limited Partnership Danbury, Connecticut" dated January 9, 1989 and revised through January 29, 1990, by New England Land Surveyors, P.C., (iii) unrecorded leaseholds listed in Exhibit I.A.4.(ii) attached hereto and incorporated herein by reference, to the extent the same are in force and effect at Closing (hereafter defined), and those entered into after the date hereof in accordance with the provisions of Article III.B.4., and rights of vendors and holders of security interests on personal property installed upon the Property by tenants and rights of tenants to remove trade fixtures at the expiration of the term of the leases of tenants, (iv) governmental laws, codes, ordinances and restrictions now or hereafter in effect so far as these affect the Property, and (v) the items shown on Exhibit I.A.4.(v) attached hereto (collectively, the "Permitted Encumbrances").

         B. The Property is being sold in an "AS IS" condition and with "ALL FAULTS" as of the date of this Agreement. Except as specifically set forth in this Agreement, no representations or warranties have been made or are made and no responsibility has been or is assumed by Seller or by any partner, officer, person, firm, agent or representative acting or purporting to act on behalf of Seller as to the condition or repair of the Property or the value, expense of operation, or income potential thereof or as to any other fact or condition which has or might affect the Property or the condition, repair, value, expense of operation or income potential of the Property or any portion thereof. The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this Agreement and the Exhibits hereto annexed, which alone fully and completely express their agreement, and that this Agreement has been entered into after full investigation, neither party relying upon any statement or representation by the others unless such statement or representation is specifically embodied in this Agreement or the Exhibits annexed hereto. Seller makes no representations or warranties as to whether the Property contains asbestos or harmful or toxic substances or pertaining to the extent, location or nature of same. Further, to the extent that Seller has provided to Purchaser information from any inspection, engineering or environmental reports concerning asbestos or harmful or toxic substances, Seller makes no representations or warranties with respect to the accuracy or completeness, methodology of preparation or otherwise concerning the contents of such reports. Purchaser acknowledges that Seller has requested Purchaser to inspect fully the Property and investigate all matters relevant thereto and to rely solely upon the results of Purchaser's own inspections or other information obtained or otherwise available to Purchaser, rather than any information that may have been provided by Seller to Purchaser.

        C. Seller agrees to convey, and Purchaser agrees to accept, title to the Land and Improvements by special warranty deed in the condition described in Article I.A. above and Article VIII.B.1. below and in the form of Exhibit I.C.-1 attached hereto, and title to the Personal Property, by bill of sale in the form of Exhibit I.C.-2 attached hereto.

        D. Capitalized terms not immediately defined are defined in Article XI below.


                                   ARTICLE II
                                 PURCHASE PRICE

        A. The purchase price (the "Purchase Price") which Seller agrees to accept and Purchaser agrees to pay as full compensation for the Property is NINETEEN MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($19,250,000.00) U.S., payment of which is to be made in cash, as follows:

                  1. Purchaser shall deliver to the Title Company, simultaneously with Purchaser's execution and delivery of this Agreement, the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) in cash to be held in escrow and invested by the Title Company in an interest-bearing account at Chemical Bank (such $250,000.00, together with any and all interest earned thereon, shall hereinafter be collectively referred to as the "Deposit"), and the Title Company shall hold and disburse the Deposit in accordance with the provisions of this Agreement.

                  2.  INTENTIONALLY OMITTED

                  3.  INTENTIONALLY OMITTED

                  4. At the Closing, (i) the Title Company shall deliver the Deposit to Seller via wire transfer in immediately available funds, which Deposit shall be received by Seller as a credit against, and in reduction of, the Purchase Price, (ii) Purchaser shall pay Seller EIGHT MILLION AND 00/100 DOLLARS ($8,000,000.00), subject to adjustment for the prorations as provided herein, to a bank account, which account shall be designated by Seller no less than three (3) days prior to Closing, via wire transfer in immediately available funds, (iii) the balance of the Purchase Price in the amount of ELEVEN MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($11,250,000.00) shall be represented by and paid according to the terms of a secured promissory note in the form of Exhibit II.A.4. attached hereto (the "Note"), and (iv) paragraphs
(a), (b) and (c) below shall apply.

                      (a)  The Note shall be secured by:

                           (i)  a recorded first mortgage on the Property in the
form of Exhibit II.A.4.(a)(i) (the "Mortgage"); (ii) an assignment of rents and leases in the form of Exhibit II.A.4.(a)(ii) (the "Assignment of Rents"); and
(iii) financing statements under the Uniform Commercial Code.

                      (b) At Closing, Purchaser shall submit to Seller current written opinions of counsel for Purchaser in form and substance satisfactory to Purchaser and Seller which satisfaction shall be evidenced by execution and acceptance of said document which in the aggregate cover matters concerning the organization and existence of Purchaser and to the effect that the loan is not usurious or otherwise illegal and that all loan documents have been duly authorized, executed and delivered by Purchaser, are valid and binding upon Purchaser and are enforceable in accordance with their terms, together with certified copies of Purchaser's organizational documents, authorizing resolutions, and other similar due diligence materials.

                      (c) At Closing, Purchaser shall provide Seller with a mortgagee title insurance policy in the amount of $11,250,000.00 consistent with and containing only those exceptions set forth in Exhibit I.A.4.(v).

        B. Payment of the Purchase Price and closing hereunder (the "Closing") will take place pursuant to an escrow closing on or before January 6, 1995 (the "Closing Date"), at the offices of Day, Berry & Howard, CityPlace, Hartford, Connecticut 06103 or at such other time and place as may be agreed upon in writing by Seller and Purchaser.

        C. The Deposit shall be held by the Title Company subject to the following agreements: (1) If the Title Company receives a written certification by Purchaser that title to the Property has not closed under this Agreement because (i) Seller has failed to close in accordance with this Agreement, or
(ii) Purchaser has terminated this Agreement as permitted by and in accordance with the provisions of this Agreement, then the Title Company shall, within three (3) Business Days after receipt of such written certification, deliver a copy of said certification to Seller, and shall return the Deposit to Purchaser on the tenth (10th) Business Day after receipt by the Title Company of said certification from Purchaser unless the Title Company, prior to such return, receives from Seller a written statement contesting the accuracy of Purchaser's certification and demanding retention of the Deposit by the Title Company, in which case the Title Company shall continue to hold the Deposit.

                  (2) If the Title Company receives a written certification by Seller that title to the Property has not closed under this Agreement because
(i) Purchaser has failed to close in accordance with this Agreement, then the Title Company shall, within three (3) Business Days after receipt of such written certification, deliver a copy of said certification to Purchaser and deliver the Deposit to Seller on the tenth (10th) Business Day after receipt by the Title Company of said certification from Seller unless the Title Company, prior to such return, receives from Purchaser a written statement contesting the accuracy of Seller's certification and demanding retention of the Deposit by the Title Company, in which case the Title Company shall continue to hold the Deposit.

                  (3) Upon receipt by the Title Company of a written contesting statement from Seller under paragraph (1) above, or from Purchaser under paragraph (2) above, the Title Company shall retain the Deposit and thereafter deliver the same to either Seller or Purchaser (or otherwise) as both of Seller and Purchaser direct the Title Company by a written statement jointly executed by Seller and Purchaser; provided, however, that the Title Company may, at any time before receiving any such jointly executed statement and with prior written notice to Seller and Purchaser, surrender the Deposit to a court of competent jurisdiction, by means of an interpleader action or otherwise, for such disposition as may be directed by such court.

                  (4) The Title Company shall not be liable to either Seller or Purchaser in connection with its performance as escrow agent hereunder, except in the event of its gross negligence or willful disregard of the escrow provisions set forth in this Agreement. The Title Company may rely or act upon any instrument or document reasonably believed by it to be genuine and to be executed or delivered by the proper person. Seller and Purchaser hereby agree to indemnify, defend and hold the Title Company harmless from and against any cost, loss or expense (including reasonable attorneys, fees and disbursements) suffered or incurred by the Title Company as a result of it being named in or as a result of it commencing and prosecuting any litigation or proceeding required or permitted under this Agreement; provided, however, that the foregoing indemnity will not apply to costs, losses or expenses incurred by the Title Company as a result of its gross negligence or willful disregard of the escrow provisions set forth in this Agreement.

                  (5) Upon delivery of the Deposit to Purchaser, Seller or a court of competent jurisdiction under and pursuant to the provisions of this
Article II, the Title Company shall be relieved of all liability, responsibility or obligation with respect to or arising out of the Deposit and any and all of its obligations arising therefrom.

                  (6) All customary escrow fees charged by the Title Company in connection with the performance of its duties under this Article II shall be paid one-half each by Seller and Purchaser.



                                  ARTICLE III
                                PRIOR TO CLOSING

        A. Except as otherwise set forth herein, Seller will terminate all agreements relating to service, management, supply, construction and maintenance of the Property (the "Contracts"), including the Zamagias Agreement, on or before the Closing Date and perform the obligations of Seller under the Contracts.

        B. Until Closing, Seller or Seller's agent shall:

                  1. Keep the Property insured against fire and other hazards covered by extended coverage endorsement and comprehensive public liability insurance against claims for bodily injury, death and property damage occurring in, on or about the Property.

                  2. Operate and maintain the Property in a businesslike manner, substantially in accordance with Seller's past practices, and make any and all repairs and replacements reasonably required, in accordance with Seller's past practices, to deliver the Property to Purchaser at closing in its present condition, normal wear and tear excepted, provided that in the event of any loss or damage to the Property covered by Article VI, Seller shall have an obligation to Purchaser to repair the Property only if Seller so elects and then shall be obligated only to the extent of available insurance proceeds.

                  3. Enter into only those third party contracts which are necessary to carry out its obligations under this Article III and which in any case shall be cancelable on thirty (30) days' written notice and as of the Closing.

                  4. (a) Continue its present rental program and efforts at the Property to rent vacant space, provided that (i) after the Cutoff Date, Seller will not execute any new leases or amend, terminate or accept the surrender of any existing tenancies or approve any subleases without the prior written consent of Purchaser, except that the Seller is authorized to accept the termination of leases at the end of their existing terms; and (ii) in the event that any leases are identified in Exhibit III.B.4.(ii) hereto or that Seller executes any new lease after the date of this Agreement and in either event such lease requires the construction of tenant fixtures or improvements or the payment of leasing or brokerage commission(s) at the expense of the landlord, Purchaser, by electing to proceed with the purchase at Closing notwithstanding its termination right pursuant to Article III.D., or by approving such lease if executed after the Cutoff Date, agrees to assume the obligation to pay, or at the Closing of the transaction contemplated in this Agreement to reimburse Seller for the paid portion of the cost of such improvements and leasing or brokerage commission(s) and any other costs associated with such lease; provided, however, that, on or before Closing, Seller has given Purchaser written notice of the execution of such new lease(s) and has provided Purchaser with a copy of such new lease(s) and any brokerage agreement or other agreement under which Purchaser shall be required to assume financial obligations pursuant to this Article III.B.4(a). Failure of Purchaser to consent or expressly withhold its consent within three (3) Business Days after receipt by Purchaser of written request for such consent shall be deemed to constitute consent. Seller will use its best efforts to perform all of Seller's material obligations under the Leases.

                  (b) Notwithstanding the foregoing, Seller shall pay all costs and expenses for the construction of tenant fixtures and improvements and leasing and brokerage commissions in connection with (i) the expansion of Herman's space pursuant to that certain Lease Amendment, dated November, 1994, between Seller, as landlord, and Herman's, as tenant (the "Herman's Agreement") in the form attached hereto as Exhibit III.B.4.(b)(i), (ii) the relocation of Leisure Unlimited to new space at the Property pursuant to agreements dated October 5 and 14, 1994, each between Seller, as landlord, and Leisure Unlimited, as tenant (the "Leisure Unlimited Agreement") in the form attached hereto as
Exhibit III.B.4.(b)(ii), and (iii) the Anderson Little Lease in the form attached hereto as Exhibit III.B.4. (b) (iii).

                  5. Seller shall not remove from the Property, nor otherwise deplete, any of the Personal Property, as they exist on the date of this Agreement, except for items used or consumed in the ordinary course of business, and Seller shall restore or replace such Personal Property with replacements at least equal in value and quality.

                  6. Seller will not,  without the prior  consent of  Purchaser,
(i) permit any structural modifications or additions to the Property, except in accordance with Leases affecting the Property, or (ii) sell or permit to be sold or otherwise dispose of any item or group of items constituting a portion of the Property other than as authorized by Subsection 5 above.

                  7. Seller shall not consent to any zoning changes, or sell, transfer, assign, dispose of, or consent to the utilization of, any Development Rights, or modify or amend or consent to any modification or amendment of the certificates of occupancy for the Property without the prior written consent of Purchaser.

                  8. Subject to the prorations prescribed in Article V.C., and except as set forth in Article III.B.4(a), Seller will pay all trade accounts and costs and expenses of operation and maintenance of the Property incurred or attributable to the period prior to the Closing.

                  9. Except as set forth in Article III B.4(a), Seller shall pay the cost of completing all work to be completed (and all work for which payment has not yet been made), if any, under any construction contract affecting the Property.

                  10. Seller will not prior to the Closing Date convey or mortgage Seller's interest in the Property or otherwise voluntarily encumber the Property.

                  11. From the date hereof, promptly deliver to Purchaser any written notices, orders or correspondence received by Seller from a Governmental Entity relating to the Property's compliance or non-compliance of Environmental Laws.

         C. Subject to the conditions hereinafter set forth, Purchaser, at Purchaser's sole cost and expense, shall have until January 6, 1995 to inspect and review the Property and all matters relating to the Property (the "Due
Diligence Review"), including without limitation, the physical condition (including, environmental conditions) of the Property. Seller shall provide reasonable access to the Property to Purchaser and Purchaser's agents for such inspections, including engineering and environmental phase I investigations and inspections (and phase II investigations and inspections with the prior written consent of Seller), during normal business hours. Seller shall make available to Purchaser all Contracts, Leases, Plans, books and records relating to income from and operating expenses of the Property, surveys, title examinations, and any other material document, instrument or writing relating to the Property in Seller's possession or under Seller's reasonable control (other than materials containing confidential or proprietary information, materials relating to valuation, and materials the disclosure of which is subject to the consent or approval of third parties) at Seller's offices or at the Property, during normal business hours. Seller hereby consents to Purchaser's making reasonable written and/or oral inquiries of any and all managers, Tenants, contractors and/or suppliers to the Property and all Governmental Entities of any information Purchaser may reasonably request in its investigation of the Property and relations between such parties and Seller. In the event any such party requests or requires the written consent of Seller in order for such party to make any disclosures to Purchaser, then, upon the request of Purchaser, Seller shall, in writing and at Purchaser's expense, request such parties to cooperate with Purchaser and answer such inquiries to the fullest extent they are able, subject to the limitations set forth above. Purchaser's rights and Seller's duties in the immediately preceding three sentences shall exist from the date of this Agreement until the Closing Date or earlier termination of this Agreement. Other then as specifically set forth herein, Seller makes no representations or warranties as to the truth, accuracy or completeness of any materials, data or other information supplied to Purchaser in connection with Purchaser's inspection of the Property (e.g., that such materials are complete, accurate or the final version thereof, or that all such materials are in Seller's possession). It is the parties' express understanding and agreement that such materials are provided only for Purchaser's convenience in making its own examination and determination prior to the Cutoff Date as to whether it wishes to purchase the Property, and, in doing so, Purchaser shall rely exclusively on its own independent investigation and evaluation of every aspect of the Property and not on any materials supplied by Seller. Purchaser expressly disclaims any intent to rely on any such materials provided to it by Seller in connection with its inspection and agrees that it shall rely solely on its own independently developed or verified information.

          D. If Purchaser, at its sole and exclusive discretion, written notice (the "Termination Notice") to Seller of such fact. If the Termination Notice is given to Seller by Purchaser on or before the close of business on January 6, 1995 (the "Cutoff Date"), then the Deposit shall be immediately returned to Purchaser and all rights and obligations of Purchaser and Seller under this Agreement shall terminate and this Agreement shall be null and void and of no further force and effect except as provided in Article III.E. The election of Purchaser to terminate or not terminate this Agreement by the giving or not giving of the Termination Notice shall be at Purchaser's sole discretion and may be given or not given by Purchaser for any reason whatsoever or no reason at all.

         E. Purchaser agrees that, in making any inspections of, or conducting any testing of, on or under, the Property, Purchaser or Purchaser's agents will carry adequate liability insurance and, upon request of Seller, will provide Seller with written evidence of same, will not unreasonably interfere with the activity of tenants or any persons providing service at the Property, will not reveal to any third party not approved by Seller, except as required by law or judicial process or unless already in the public records, the results of or information acquired by Purchaser in the course of its inspections or tests or other Due Diligence Review, and will restore promptly any physical damage caused by the inspections or tests. Purchaser shall give Seller reasonable prior notice of its intention to conduct any inspections or tests, and Seller reserves the right to have a representative present. Purchaser agrees to provide Seller with a copy of any environmental or engineering inspection or test report upon Seller's written request. Purchaser agrees (which agreement shall survive Closing or termination of this Agreement) to indemnify, defend, and hold Seller free and harmless from any loss, injury, damage, claim, lien, cost or expense, including attorney's fees and costs, arising out of a breach of the forgoing agreements by Purchaser in connection with the inspection and testing of the Property and its other Due Diligence Review. Any inspections and testing shall be at Purchaser's expense.



                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         A.  Seller  represents  and  warrants   to  Purchaser  as of  the  date
hereof that:

                  1. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate any material term of its certificate of incorporation or by-laws.

                  2. To the best of Seller's knowledge, there are no judgments, lawsuits, actions, investigations, claims, or proceedings, pending or threatened, whether involving a governmental authority or private party, against Seller, or suits, actions, or proceedings in connection with the Property which would have a material adverse impact on the Property subsequent to Closing except as set forth on Exhibit IV.A.2. attached hereto.

                  3. To  the  best  of  Seller's   knowledge,  the  transactions
contemplated by this Agreement are not in violation of, nor prohibited by, the terms of any agreement to which Seller is a party.

                  4. To the best of Seller's knowledge, Seller has received no written notice that there is any condemnation proceeding pending or contemplated with regard to all or any part of the Property.

                  5. To the best of Seller's knowledge, Seller has received no written notice that all or any part of the Property is in violation of any building, health, zoning, traffic, environmental (including hazardous or toxic materials), flood control or other applicable rules, regulations, or statutes of any local, state, or federal authorities or entities having jurisdiction of the Property except as set forth on Exhibit IV.A.5. attached hereto.

                  6. To the best of Seller's knowledge, Exhibit I.A.4.(ii) attached hereto is a true, complete and correct list of each and every Lease and assignment thereof and there are no other Leases affecting or encumbering the Property.

                  7. Attached hereto as Exhibit IV.A.7. is a true, complete and accurate copy of the most recent rent roll received from the managing agent of the Property. Seller has relied upon this rent roll in the ordinary conduct of its business affairs and to the best of Seller's knowledge the information set forth therein is true and accurate. Seller agrees to use reasonable efforts to obtain from Seller's property manager, Zamagias Properties, a certificate regarding such rent roll.

                  8. There are no employees of Seller at the Property who will become employees of Purchaser after the Closing.

                  9. William F. Towill, Jr.  and  C. Kevin Gallagher  are    the
employees of Seller who have had primary responsibility for the operation, leasing, management and administration of the Property during the period from February 1, 1994 to the date hereof.

         B. Purchaser represents and warrants to Seller as of the date hereof and as of the Closing Date that:

                  1. Purchaser is a voluntary association commonly known as a Massachusetts business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, is authorized to do business in the State of Connecticut, has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate any material term of its certificate of incorporation or by-laws.

                  2. Purchaser is acting as principal in this transaction with authority to close the transaction.

                  3. No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under Federal or State bankruptcy laws is pending against or contemplated by Purchaser.

                  4. Purchaser will not use the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and covered under Title I, Part 4 of ERISA or
Section 4975 of the Internal Revenue Code of 1986, as amended, in the performance or discharge of its obligations hereunder, including the acquisition of the Property. Purchaser shall not assign its interest hereunder to any person or entity which does not expressly make this covenant and warranty for the benefit of Seller.

         C. Each of Seller and Purchaser represents to the other that it has had no dealings, negotiations, or consultations with any broker, representative, employee, agent or other intermediary except Cushman & Wakefield of Connecticut, Inc. in connection with the Agreement or the sale of the Property. Seller and Purchaser agree that each will indemnify, defend and hold the other free and harmless from the claims of any other broker(s), representative(s), employee(s), agent(s) or other intermediary(ies) claiming to have represented Seller or Purchaser, respectively, in connection with this Agreement or in connection with the sale of the Property.

                D. Seller represents, warrants and covenants that all damages awarded to Toys R Us pursuant to the Toys R Us Litigation and all litigation costs and expenses incurred by Seller in connection therewith shall be the sole responsibility of Seller and Seller shall indemnify and hold harmless Purchaser with respect to the Toys R Us Litigation and any litigation by Funcoland in connection with the Toys R Us Litigation and with respect to any settlement agreement, or any other agreements, entered into by Seller in connection with any of the foregoing litigation, and any litigation or claim by Funcoland in connection with the subject matter of the Toys R Us Litigation. Purchaser represents, warrants and covenants that (i) Seller may in Seller's sole and absolute discretion settle the Toys R Us Litigation or continue to litigate the Toys R Us Litigation until a final and unappealable judgment is duly rendered with respect to the Toys R Us Litigation, (ii) if the Toys R Us Lease or the Funcoland Lease is terminated in connection with the Toys R Us Litigation or if Funcoland is forced to vacate its premises under the Funcoland Lease in connection with the Toys R Us Litigation, then Seller shall have no liability to Purchaser as the result of any such termination or vacating of premises and Purchaser shall have no right to terminate this Agreement, (iii) Purchaser shall have no rights in connection with the Toys R Us Litigation, including, without limitation, no right to participate in, settle, or defend the Toys R Us
Litigation, provided, however, that if Purchaser purchases the Property in accordance with this Agreement and on or after the Closing Purchaser is joined in the Toys R Us Litigation by Toys R Us, then Seller's counsel shall also defend Purchaser, (iv) Seller reserves the right to terminate the Funcoland Lease, but not the Toys R Us Lease, in order to settle the Toys R Us Litigation, and the record owner of the Property following the Closing, and its successors and assigns, agree to supply any document reasonably requested by Seller evidencing such record owner's (or its successors' or assigns' as the case may be) consent to such termination and release of Funcoland under the Funcoland Lease, (v) any actions or claims originating during or relating to the period on or after the Closing Date and during which Purchaser owns the Property, other than the Toys R Us Litigation commenced by Toys R Us in connection with the Toys R Us Lease and any litigation by Funcoland in connection with the Toys R Us Litigation and any settlement agreement or other agreements entered into by Seller, or any claims made, in connection with any such litigation, shall be the sole responsibility and at the sole cost and expense of Purchaser, and Purchaser shall indemnify and hold harmless Seller in connection with the same and (vi) any assignee of Purchaser's interest in this Agreement or any transferee of the Property following the Closing shall duly execute and deliver to Seller an assignment and assumption of the obligations of Purchaser under this Article IV.D unless as of the date of such assignment or transfer, such obligations have been satisfied. The Provisions of this Article IV.D shall survive the Closing and shall be binding upon the successors and assigns of Purchaser.

         E. Purchaser Agrees to use its reasonable efforts to assist Seller in good faith in the collection of 1993 CAM charges and real estate tax reimbursements due and payable by tenants under the Leases to Seller prior to or as of the Closing (collectively, the "Reimbursements"). Without limiting the foregoing, Purchaser shall deliver to such tenants all necessary billing statements for such tenants, including, without limitation, all supporting schedules. Such billing statements shall be provided to Purchaser by Seller. Purchaser shall then use reasonable efforts in good faith to attempt to collect the Reimbursements in accordance with Purchaser's standard procedures for collection of CAM charges and real estate tax reimbursements. Purchaser shall forward the Reimbursements to Seller immediately upon receipt of the same by Purchaser.

         F. Purchaser and Seller acknowledge and agree that Purchaser has no interest in, and shall at no time ever have an interest in (and consequently no liability thereunder), (i) that certain Agreement dated February 21, 1992, between Danbury Square Associates, Limited Partnership, Toys "R" Us, Inc., and Seller, and with Dorman & Wilson, Inc. as Escrow Agent (the "Escrow Agreement"), or (ii) the Fund (as defined in the Escrow Agreement) or any monies constituting the Fund. Purchaser and Seller further acknowledge and agree that Seller may in its sole discretion at any time prior to, at or after the Closing pay or prepay (or cause to be paid or prepaid from the Fund) to the City of Danbury, Connecticut up to an aggregate of Two Hundred Forty Thousand and 00/100 Dollars ($240,000.00) of real estate taxes with respect to the Property on the second half of the October 1993, Grand List or any succeeding Grand List. Purchaser shall reimburse Seller, within ten (10) days of written notice by Seller (which notice shall provide a representation of the amount of taxes paid), for all real estate taxes relating to the Property paid or prepaid by Seller or from the Fund with resect to such Grand Lists, to an aggregate amount of Two Hundred Forty Thousand and 00/100 Dollars ($240,000.00). During the period commencing with the date of this Agreement and ending on December 31, 1999, Purchaser shall not pay any real estate taxes with respect to the Property more than five (5) days prior to the date as of which such taxes, if not paid, shall become delinquent; provided, however, that if Seller notifies Purchaser in writing that Seller will not pay or cause to be paid any future real estate taxes with respect to the Property, then Purchaser may pay or prepay any such taxes at any time. If Seller provides purchase money financing pursuant to Article II.A.2. and 4. above, then a breach by Purchaser of any of the terms of this paragraph shall also constitute an Event of Default (as defined in the Mortgage) under the Mortgage and the Note and the Mortgage shall list such breach as an Event of Default. If Seller notifies Purchaser in writing that Seller will pay or cause to be paid any future real estate taxes with respect to the Property and then fails to so pay such taxes or cause such taxes to be paid, Seller shall indemnify Purchaser against any penalty incurred by Purchaser resulting from such failure to pay taxes. The provisions of this Article IV.F shall bind and inure to the benefit of Purchaser's successors and assigns.

        G. Purchaser agrees that Purchaser shall permit Funcoland to display a sign in the window of the premises leased to Funcoland for thirty (30) days after the termination of the Funcoland Lease. Such sign shall only state the new location of Funcoland, shall be in compliance with all applicable laws and regulations and shall be reasonably acceptable to Purchaser.

                                   ARTICLE V
                                     COSTS


A.       Purchaser will pay the following costs of closing this transaction:

                  1. The fees and disbursements of its counsel, inspecting architect and engineer, if any;

                  2.  One-half   (1/2)  of  any  escrow  fees  and  real  estate
transfer, conveyance, stamp or documentary tax(es);

                  3. One-half (1/2) of any sales or use taxes relating to the transfer of personal property to Purchaser;

                  4. One-half (1/2) of the cost of an ALTA owner's title insurance policy without extended coverage or special endorsements, issued in connection with this transaction, whether pursuant to the Title Commitment or otherwise;

                  5. The cost of any title insurance in excess of the cost(s) of an ALTA owner's policy without extended coverage or special endorsements, including any additional premium charge(s) for endorsements and/or deletions of exception items and any cancellation charge(s) imposed by any title company in the event a title insurance policy is not issued, unless caused by willful default of Seller hereunder;

                  6. One half (1/2) of the reasonable cost of an A-2 survey of the Land and Improvements to be prepared by New England Land Surveyors, P.C.;

                  7.  Any recording fees;

                  8.  Any  other  expense(s) incurred   by   Purchaser   or  its
representatives in inspecting or evaluating the Property or closing this transaction; and

                  9. The cost of an ALTA (1970 Form B) title insurance policy in the amount of the purchase money mortgage.

         B. Seller will pay:

                  1.  The fees and disbursements of its counsel;

                  2. One-half (1/2) of any escrow fees, and real estate transfer, conveyance, stamp or documentary taxes;

                  3. One-half (1/2) of any sales or use taxes relating to the transfer of personal property to Purchaser;

                  4. One-half (1/2) of the cost of an ALTA owner's title insurance policy without extended coverage or special endorsements, issued in connection with this transaction, whether pursuant to the Title Commitment or otherwise;

                  5. One-half (1/2) of the reasonable cost of an A-2 survey of the Land and Improvements to be prepared by New England Land Surveyors, P.C.; and

                  6. The broker's fee to the extent any such fee is payable pursuant to Seller's separate agreement with Cushman & Wakefield of Connecticut, Inc.

         C. The income and expenses of the Property shall be prorated and apportioned by and between Seller and Purchaser as follows:

                  1. The   following  shall  be  adjusted  between  Seller   and
Purchaser as of 11:59 p.m. of the date preceding the Closing Date:

                  (a) rents and additional rents under or in respect of the Leases, as, when and to the extent actually collected, on the basis of the period for which the same are payable under such applicable Lease and apportioned on the basis of the actual number of days in such period;

                  (b) real property taxes, water and sewer rents and charges, vault taxes or charges, and elevator inspection charges, each on the basis of the fiscal year or other period for which assessed, and apportioned upon the basis of the actual number of days in such year or period (subject to Subsection
C.6 below);

                  (c) subject to Subsection C.7 below, electric, gas, steam and other public utility charges for services furnished to the Property, on the basis of the actual number of days in any period covered by the charge being apportioned (except that no apportionment shall be made for any of such items as are furnished and charged by the applicable utility company directly to Tenants under the Leases);

                  (d) fuel, if any, and taxes thereon, on the basis of a reading taken as recently as possible prior to the Closing, at the price then charged by a supplier unrelated to either Purchaser or Seller.

With regard to the Property, Seller shall pay, at or prior to the Closing, all installments or amounts of items which are being apportioned under this Article which became due and payable prior to the Closing.

                  2. Seller shall pay all unpaid commissions, fees and other charges currently due to real estate brokers or other Persons with respect to any lease executed prior to the date of this Agreement, including any Amendment of any Lease executed prior to the date of this Agreement but becoming effective after the date of this Agreement, except that Purchaser shall be responsible for such commissions, fees, and other charges in connection with the leases listed on Exhibit III.B.4.(ii) attached hereto if the Closing occurs. If the Closing occurs, then Purchaser shall be responsible for commissions, fees, or other charges due to real estate brokers or other Persons with respect to the Leases, which become due after the date of this Agreement, whether by reason of renewals, exercise of options, or otherwise, and with respect to leases executed after the date of this Agreement in accordance with Article III.B.4.(a); provided, however, that with respect to those Leases entered into by Seller, Purchaser shall be responsible only for commissions, fees, or other charges due to Michael G. Zamagias Interests, Ltd. for any fees incurred under brokerage agreements with the real estate brokers listed in Exhibit III.B.4.(ii) attached hereto.

                  3. If the Closing occurs before a new real property or other applicable tax rate or charge of a Governmental Entity is fixed for the Property with respect to any period prior to the Closing Date, then the apportionment of such tax or charge at the Closing shall be based upon the tax rate for the immediately preceding fiscal period applied to the latest assessed valuation. Promptly after the new tax rate has been fixed, the apportionment of such tax or charge made at the Closing shall be recomputed.

                  4. With regard to the Property, if any Tenant under a Lease is in arrears in the payment of rent, additional rent, or other charges, payments received from such Tenant after the Closing shall be applied in the following order of priority:

                 (a) to the month preceding the month in which the Closing occurred; provided, however, that this subparagraph V.C.4(a) shall not apply to any payment of rent, additional rent, or other charges received from Softown, Inc. or Galleri Seven, Inc.;

                 (b) then to the month in which the Closing occurred;

                 (c) then to any month or months following the month in which the Closing occurred with respect to which rent is due at time of receipt; and

                 (d) then to the period prior to the month preceding the month in which the Closing occurred.

If any payments from Tenants received by Seller or Purchaser after the Closing are payable to the other party by reason of this Subsection, then the appropriate sum (less a proportionate share of costs for collection thereof) shall be promptly paid to such other party. After the Closing, upon ten (10) days' prior written notice to Purchaser, Seller may bring, in Seller's name and expense, an action against any Tenant under a Lease to collect rent, additional rent, or other payments due Seller for a period prior to the Closing, together with the cost of collection thereof; but in no event shall Seller seek any remedy other than collection of funds from the particular Tenant (and Seller shall not be entitled to seek a termination of the Lease or eviction of the Tenant). Seller shall furnish Purchaser (within five (5) Business Days after issuing or receiving the same) copies of all papers served by Seller, the Tenant, or any other party to the particular action.

         5. In this Article, "additional rents" means percentage rent, escalation charges for real estate taxes, parking charges and/or tax and labor, operating expenses and maintenance escalation rents or charges, cost-of-living increases, common area maintenance charges, or other charges of a similar nature payable under the Leases. With regard to the Property, if any additional rents are collected by Seller after the Closing which are attributable in whole or in part to any period subsequent to the Closing, then Seller shall pay to Purchaser Purchaser's share thereof, determined under Subsection C.l(a) above, less a proportionate share of the costs for collection thereof. With regard to the Property, if any additional rents are collected by Purchaser after the Closing which are attributable in whole or in part to any period prior to the Closing, then Purchaser shall pay to Seller Seller's share thereof, determined under Subsection C.l(a) above, less a proportionate share of costs for collection thereof.

         6. If there are water meters on the Property, Seller, with respect to the Property, shall furnish to Purchaser meter reading to a date not more than ten (10) days prior to the Closing, and the unfixed meter charges for the intervening time to the Closing shall be apportioned on the basis of such meter readings. Upon the taking of a subsequent actual readings, such apportionments shall be readjusted, and Seller or Purchaser, as the case may be, will promptly deliver to the other the amount determined to be so due upon such readjustments.

         7. The apportionment of utility charges shall be made upon the basis of charges shown on the latest available bills of such utilities. The charges shown on such available bills for periods prior to the Closing shall be paid by Seller, with respect to the Property, and for the period from the date of each such last available utility bill to the Closing an apportionment shall be made based on the amount charged for the period covered by such last available bill. Notwithstanding the foregoing, Seller, with respect to the Property, will use its best efforts to cause the utility company to read its meters or fix its charges as of the Closing, in which event Seller shall pay such charges, when billed, to the Closing, and Purchaser shall pay such charges from and after the Closing.

         8. At the Closing, Seller shall give Purchaser a credit against the Purchase Price in the amount of the Security Deposits.

         9. If any item covered by this Article cannot be apportioned because the same has not been (or cannot be) fully ascertained on the Closing, or if any error has been made with respect to any apportionment, then such item shall be apportioned (or corrected, as applicable) as soon as the same is fully ascertained.

         10. After the date hereof, Seller may withdraw, settle, or otherwise compromise any currently filed and proceeding protest or reduction proceeding affecting real estate taxes assessed against the Property for any fiscal period preceding or during which the Closing occurs. Real estate tax refunds and credits received after the Closing which are attributable to the tax year during which the Closing occurs shall be apportioned between Seller and Purchaser, after deducting the costs of collection thereof, pursuant to this Article.

         11. If, as of the Closing, the Property shall be (or shall have become) subject to a special or local assessment or charge of any kind (whether or not yet a lien), then Seller shall pay all installments thereof due and payable prior to the Closing; provided, however, any installment thereof for a period which includes the Closing shall be apportioned at the Closing in the same manner as for taxes under Subsection C.I(b) above.

         12. In the event either Seller or Purchaser shall owe the other any money as a result of the terms of this Article (whether at Closing or thereafter), then the party owing such money shall pay the other party such money as soon as the amount is determined.

         13. This Article V.C., and all rights and duties of the parties hereunder, shall survive the Closing for a period of one (1) year.


                                   ARTICLE VI
                    DESTRUCTION OR CONDEMNATION OF PROPERTY

         A. If prior to the Closing, a condemnation action is initiated or threatened to take any part of the Property, Seller shall promptly give Purchaser written notice of the action and, to the extent such information is known to Seller, the amount, type and location involved. If the value of the Property to be taken in such action exceeds Five Hundred Thousand and No/100 Dollars ($500,000.00), Purchaser may elect to terminate this Agreement upon written notice to Seller within ten (10) days after its receipt of notice of such condemnation; if notice of termination is not provided as set forth above, Purchaser shall be deemed to have elected to proceed to close the transaction contemplated by this Agreement. If Purchaser timely elects to terminate this Agreement, the Deposit shall be returned to Purchaser and thereupon neither party shall have any further liability or obligation to the other except as provided in Article III.E. above. If Purchaser does not elect to terminate this Agreement, Seller shall, at the Closing (i) assign, in a form reasonably satisfactory to Purchaser and Seller, and turn over the net proceeds of any award of such taking which may have been collected by Seller or (ii) if no award or other proceeds shall have been collected, deliver to Purchaser an assignment of Seller's right, in a form reasonably satisfactory to Purchaser and Seller, to any such award or other proceeds which may be payable as a result of such taking. In all other instances Purchaser shall be obligated to proceed to close the transaction contemplated by this Agreement, provided that Seller delivers or assigns to Purchaser, as the case may be, the net proceeds received or receivable in connection with such condemnation in form reasonably acceptable to Purchaser and Seller.

         B. Risk of loss or damage to the Property, or any part thereof, by fire or other casualty from the date hereof to the Closing Date shall be on Seller. If, prior to the Closing Date, the Property, or any portion thereof, is damaged by fire, or any other cause of whatsoever nature, Seller shall promptly give Purchaser written notice of such damage, together with a description of such damage and Seller's reasonable estimate of the cost and time necessary to repair such damage. If the cost for repairing such damage shall, in the reasonable judgment of Purchaser, exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), Purchaser shall have the option, by written notice delivered to Seller within twenty (20) days of receipt of Seller's written notice of damage to Purchaser, either (1) to require Seller to convey the Property to Purchaser in its damaged condition without any abatement in the Purchase Price, to assign to Purchaser all of Seller's right, title and interest in and to any claims Seller may have under the insurance policies covering the Property and all proceeds thereunder, and to pay to Purchaser the deductible amount of any such policy, but in no event more than the amount reasonably required to repair such damage, and Seller shall have no liability or obligation to repair or replace the Property, or (2) to terminate this Agreement, in which event the Deposit shall be immediately returned to Purchaser and neither party hereto shall have any further duties or obligations hereunder except as provided in Article III.E. above. If the cost of repairing such damage shall, in the reasonable judgment of Purchaser, not exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), Seller shall convey the Property to Purchaser in its damaged condition without any abatement in the Purchase Price, and Seller shall assign to Purchaser the physical damage proceeds of any insurance policies payable to Seller and pay Purchaser the deductible amount of any such policy, but in no event more than the amount reasonably required to repair such damage, and Seller shall have no liability or obligation to repair or replace the Property. Seller shall use good faith efforts to cooperate with Purchaser in its attempt to obtain a letter from the applicable insurer that such casualty is covered by the applicable insurance policy and that such claim, policy or proceeds may be assigned to Purchaser.

                                  ARTICLE VII
                                    NOTICES

         Any notice required or permitted to be given hereunder shall be deemed to be given when hand delivered or one (1) business day after pickup by Emery Air Freight, Airborne, Federal Express, or similar overnight express service, in either case addressed to the parties at their respective addresses referenced below:

         If to Seller:                        c/o Aetna Investment Group
                                              242 Trumbull Street
                                              Hartford, Connecticut 06156
                           Attention:         William F. Towill, Jr.
                                              Tel. (203) 275-2202
                                              Fax (203) 275-3065

         With a copy to:                      Garrett J. Delehanty, Jr., Counsel
                                              Law Division
                                              Aetna Life & Casualty
                                              CityPlace, YFF1
                                              Hartford, Connecticut 06156

                                              Tel. (203) 275-3512
                                              Fax (203) 275-4020

         With a copy to:                      C.J. Karbowicz, Esq.
                                              Day, Berry & Howard
                                              CityPlace
                                              185 Asylum Street
                                              Hartford, Connecticut 06103

                                              Tel. (203) 275-0297
                                              Fax (203) 275-0343



        If to Purchaser:                      HRE Properties
                                              530 Fifth Avenue
                                              New York, New York 10036
                           Attention:         John H. Kent and
                                              Raymond P. Argila, Esq.

                                              Tel. (212) 642-4800
                                              Fax (212) 642-4823

        With a copy to:                       Patrice Stavile, Esq.
                                              Coudert Brothers
                                              1114 Avenue of the Americas
                                              New York, New York 10036-7794

                                              Tel. (212) 626-4592
                                              Fax (212) 626-4120

or in each case to such other address as either party may from time to time designate by giving notice in writing to the other party. Telephone and facsimile numbers are for informational purposes only. Effective notice will be deemed given only as provided above. Notwithstanding anything herein to the contrary, any notice given pursuant to Article III.B.4.(a) and Article III.C may be given by facsimile or telecopy.



                                  ARTICLE VIII
                               CLOSING AND ESCROW

        A. Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Title Company and this instrument shall serve as the instructions to the Title Company as the escrow holder for consummation of the transaction contemplated herein. Seller and Purchaser agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of the Agreement shall prevail.

         B.  At  the  Closing,  Seller  shall  provide  the  following  original
documents  (the  "Closing  Documents"),   each  executed  and  acknowledged  (as
appropriate):

                  1.  A  special  warranty deed to the Property  in  the form of
Exhibit I.C.-l. attached hereto, subject to the matters set out in Article I.A. and other matters subsequently approved by Purchaser or Purchaser's counsel.

                  2. A bill of sale in the form of Exhibit I.C.-2. attached hereto conveying the Personal Property.

                  3. (i) The Leases (including the original, executed Leases, if available) then currently encumbering the Property, which Leases are listed in
Exhibit I.A.4.(ii) attached hereto and incorporated herein by reference; (ii) a current listing of any Security Deposits and prepaid rents held by Seller with respect to the Property; and (iii) an assignment of such Leases, Security Deposits, and prepaid rents by way of an assignment and assumption agreement in the form of Exhibit VIII.B.3. attached hereto.

                  4. If requested by Purchaser, an assignment to Purchaser of Seller's right, title and interest, if any, in the name Danbury Square, which assignment shall be in the form of Exhibit VIII.B.4. attached hereto.

                  5. An assignment of all transferable warranties and guarantees then in effect, if any, with respect to the improvements located on the Property or any repairs or renovations to such improvements and Personal Property being conveyed hereunder, which assignment shall be in the form of Exhibit VIII.B.5. attached hereto.

                  6. All books and records at the Property held by or for the account of Seller, including, without limitation, correspondence, excluding privileged and confidential correspondence and internal memoranda, plans and specifications and lease applications, as available.

                  7. An affidavit pursuant to the Foreign Investment in Real Property Tax Act in the form of Exhibit VIII.B.7. attached hereto.

                  8. A corporate authorization by Seller in the form of Exhibit VIII.B.8. attached hereto.

                  9. An incumbency affidavit by Seller in the form of Exhibit VIII.B.9. attached hereto.

                  10. Notice letters (to be prepared and provided by Purchaser) originally executed by Seller and individually addressed to each Tenant under a Lease, in the form of Exhibit VIII.B.10. attached hereto.

                  11. Copies of all ad valorem tax statements for the Property for the calendar year of the Closing, if available, and the calendar year immediately preceding the calendar year of the Closing, if not previously delivered to Purchaser and in Seller's possession.

                  12. Possession of the Property shall be delivered to Purchaser at Closing, subject to the rights of Tenants and the Permitted Encumbrances, together with a complete set of keys to the Property, to the extent the same are in Seller's possession, properly labeled and identified.

         C. At the Closing, Purchaser shall pay Seller the cash portion of the Purchase Price and, if applicable, execute and deliver to Seller the Note, Mortgage, Assignment of Rents, and other agreements, opinions and documents referred to in Article II.A.4.

         D. The documents referred to in   Article  VIII.B.3.(i) a nd  VIII.B.6
shall be made available to the Purchaser at the Closing.

         E. Seller shall terminate its policies of insurance as of noon on the date of Closing Date, and Purchaser shall be responsible for obtaining its own insurance thereafter.

         F. Seller shall be entitled to the return of any deposit(s) posted by it with any utility company and Purchaser shall notify each utility company serving the Property to terminate Seller's account, effective at noon on the Closing Date.

         G. Subsequent to Closing, Seller shall provide to Purchaser copies of form letters to utility companies serving the Property, advising them of the sale of the Property to Purchaser and directing to Purchaser all bills for the services provided to the Property on and after the date of Closing.

                                   ARTICLE IX
                                    DEFAULT

        A. (i) If Purchaser shall default under this Agreement, the Deposit shall be disbursed to Seller as liquidated damages, and both parties shall be relieved of and released from any further liability hereunder except for the obligations of Purchaser set out in Article III.C. above. Seller and Purchaser agree that the Deposit is a fair and reasonable amount to be disbursed to Seller as agreed and liquidated damages in light of Seller's removal of the Property from the market and the costs incurred by Seller and shall not constitute a penalty or a forfeiture.

                  (ii) If Seller shall default under this Agreement on or prior to the Closing, then Purchaser's sole remedy hereunder shall be either to terminate the Agreement or to enforce the Seller's obligations to convey the Property, provided that no such action in specific performance shall seek to require the Seller to do any of the following: (a) change the condition of the Property or restore the same after any fire or other casualty; (b) subject to
Article IX.B., below, expend money or post a bond to remove a title Encumbrance or defect or correct any matter shown on a survey of the Property, except those Encumbrances or defects voluntarily placed on the Property or title thereto by Seller after the date hereof; or (c) secure any permit, approval, or consent with respect to the Property or Seller's conveyance of the Property, except those consents within the organization of Seller.

                  (iii) If Seller shall default under this Agreement after the Closing, or if a default by Seller hereunder prior to the Closing is not discovered by Purchaser until after the Closing, then in either case Purchaser's sole remedy hereunder shall be to pursue an action for damages against Seller, subject, however, to Article XII.O. A default by Seller prior to Closing or after Closing shall mean a breach by Seller of any of Seller's representations, covenants or obligations, as the case may be, provided herein.

         B. If prior to or at Closing Seller discloses to Purchaser or Purchaser discovers that title to the Property is subject to defects, limitations or Encumbrances other than Permitted Encumbrances, that any representation or warranty of Seller contained in this Agreement is or, as of the date of Closing, will be untrue, or that Seller has failed to perform an obligation, covenant or agreement of Seller under this Agreement, then Purchaser shall promptly give Seller written notice of its objection thereto. In such event, Seller may elect to postpone the Closing for thirty (30) days and attempt to cure such objection, provided that Purchaser may not object to the state of title of the Property based on the Permitted Encumbrances. Subject to the exception set forth in
Article IX.A.(ii)(b) above, the parties acknowledge and agree that Seller shall have no obligation to cure such objection. If Purchaser fails to waive the objection within ten (10) Business Days after notice from Seller that Seller will not cure the objection, this Agreement will terminate automatically and the Deposit will be immediately returned to Purchaser, and neither party shall have any liability to the other except for the obligations of Purchaser set out in
Article III.E. above. For the purposes of this Agreement, any, title defect, limitation or Encumbrance other than a Permitted Encumbrance shall be deemed cured if the Title Company will agree to (i) issue an ALTA owner's title insurance policy to Purchaser for the Purchase Price, which policy takes no exception for such defect, limitation or encumbrance for no additional premium or for an additional premium upon Closing which Seller agrees to pay, or (ii) at the request of Purchaser, affirmatively insure without additional premium that such matter will not affect Purchaser's title to the Property.

                                   ARTICLE X
                     CONDITIONS TO OBLIGATIONS OF PURCHASER

        A. Notwithstanding anything herein to the contrary, the obligations of Purchaser to execute and deliver the applicable Closing Documents, to pay the Purchase Price and to perform Purchaser's other obligations at the Closing under this Agreement are and shall be subject to the satisfaction of each of the following conditions at or prior to the Closing:

                  1. Title to the Property shall be free of all Encumbrances other than the Permitted Encumbrances (or all such other Encumbrances shall be deemed to have been cured pursuant to Article IX.B. above).

                  2. Seller shall have executed (where applicable) and delivered the Closing Documents to be executed and delivered by Seller and delivered to Purchaser all other documents and items required of Seller under this Agreement.

                  3. Purchaser shall have obtained an Owner's Policy of Title Insurance on the ALTA 1990 Standard Form (the "Title Policy") from the Title Company insuring Purchaser's right, title and interest in the Property in the amount of $19,250,000, and excepting no Encumbrances other than the Permitted Encumbrances; provided, however, that Purchaser shall have paid one-half of the cost of the Title Policy.

                  4. Purchaser shall have obtained, at Purchaser's sole cost, a zoning opinion confirming that the Property complies with all applicable zoning laws and regulations except for the items listed on Schedule IV.A.5.

                  5. Seller shall deliver to Purchaser on or before the Closing, dated and originally executed by each of the Major Tenants and at least seventy percent (70%) in number of all of the other Tenants, no earlier than thirty (30) Business Days prior to the Closing Date, Tenant estoppel certificates, in the form of Exhibit X.A.5. attached hereto, with all blanks filled in by Purchaser based on information supplied by the property manager and agreed to by Purchaser (individually, an "Estoppel Certificate" and collectively, "Estoppel Certificates"); provided, however, that if any Estoppel Certificate delivered by Seller to Purchaser includes modifications, amendments, changes or deletions with respect to Paragraph 14 of such Estoppel Certificate, then such Estoppel Certificate shall nevertheless be deemed delivered by Seller to Purchaser in accordance with this Article X.A.5.

                  6. Seller shall deliver to Purchaser at Closing a certificate that all of the representations and warranties of Seller contained in this Agreement are true and correct on the Closing Date with the same effect as if made on and as of such date.

                  7. Seller shall have performed, observed, and complied with all covenants, agreements, and conditions required by this Agreement to be performed, observed, and complied with on Seller's part prior to or as of the Closing Date.

                  8. Neither Seller nor Purchaser has received written notice from the applicable Governmental Entity that there is an actual, threatened or imminent change in the zoning of the Property from the date hereof.

                  9. No uncured Violations shall exist against the Property, including but not limited to Violations of Environmental Laws.

                  10. On the Closing Date, no major Tenants shall be the subject of any pending bankruptcy proceeding pursuant to the United States Bankruptcy Code of 1978, as amended.

                  11. On the Closing Date, none of the Major Tenants nor more than two of the other Tenants in the Property as of the date hereof shall have vacated its respective demised premises.

                  12. On the Closing Date,  each of the agreements  described on
Exhibit X.A.12. attached hereto shall have been fully executed and delivered, and Seller, as landlord, shall have substantially completed the tenant improvement work, if any, to be performed by Seller thereunder.

                  13. All other conditions to Purchaser's obligations which are specifically set forth in this Agreement shall have been fulfilled. Purchaser shall use its best efforts, during the period from the date hereof to the Closing Date, to obtain the items described in Subsections A.3 and 4 above.

        B. In the event that, on the Closing Date, no more than four (4) Tenants under a Lease (other than the Major Tenants) have failed or refused to deliver an Estoppel Certificate for the benefit of Purchaser, Seller may, at its option, in substitution of any of such missing Estoppel Certificate, execute and deliver to Purchaser on the Closing Date an estoppel certificate in form and substance satisfactory to Purchaser and Seller which satisfaction shall be evidenced by execution and acceptance of said document (a "Seller's Estoppel Certificate"), and if Seller does so the condition precedent with respect to such Estoppel Certificate set forth in Subsection A.5 above shall be deemed satisfied. Any Seller's Estoppel Certificate shall survive the Closing Date until, and any action based upon any misrepresentation set forth therein must be commenced prior to, the earlier to occur of (i) the delivery to Purchaser by Seller of an Estoppel Certificate executed by the subject Tenant (a "Post Closing Tenant Estoppel") or (ii) one (1) year after the Closing Date.

         C. In the event any of the above conditions are not met, Purchaser may in its sole election terminate this Agreement, in which case all of the Seller's and Purchaser's obligations under this Agreement shall terminate, except as provided in Article III.E. above.

                                  ARTICLE XI
                                  DEFINITIONS


          A. In this Agreement, and in the Exhibits and Schedules attached hereto, the following words and phrases shall have the following meanings:

         "Amendments" means an amendment, renewal, supplement, modification, expansion, restatement, extension, or any other change or revision.

         "Anderson Little Lease" is described in Exhibit I.A.4.(ii).

          "Business  Day" means any day other  than (a) a Saturday  or Sunday or
(b) a federal or New York State or Connecticut State banking holiday.

          "Closing" is defined in Article II.B. of this Agreement.

          "Closing Date" is defined in Article II.B. of this Agreement.

          "Closing Documents" is defined in Article VIII.B. of this Agreement.

          "Contracts" is defined in Article III.A. of this Agreement.

          "Cutoff Date" is defined in Article III.D. of this Agreement.

          "Development Rights" means all rights of the owner to the air space above the Property, all zoning entitlements, development rights and appurtenances (including, but not limited to, all entitlements based upon so-called unused floor-area ratios) accruing to the Property (and/or Seller with respect to the Property) under, or by reason of, any applicable zoning ordinance or other laws.

          "Encumbrances" means any and all liens mortgages, deeds of trust, security agreements, security interests, claims, options, rights of purchase or first refusal, encroachments, rights-of-way, operating agreements, covenants, reservations, orders, decrees, judgments, leases, subleases, licenses, assignments, agreements, charges, conditions, restrictions, or other encumbrances affecting title to a property and of record.

          "Environmental Laws" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy, rule of common law, judicial order, administrative order, consent decree, or judgment now or hereafter in effect, in each case, as have been amended from time to time, relating to the environment, health or safety, including the National Environmental Policy Act (42 U.S.C.
Section 4321 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended by the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act (49 U.S.C. section 1801 et seq.), the Toxic Substances Control Act (15 U.S.C.
section 2601 et seq.), the Clean Water Act (33 U.S.C. section 1331 et seq.), Clean Air Act (42 U.S.C. 7401 et seq.), Occupational Safety and Health Act (25 U.S.C. 651 et seq.), the Federal Water Pollution Control Act (33 U.S.C. section 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 3808 et seq.), or any similar federal, state or local laws, ordinances or regulations implementing such laws.

          "Funcoland Lease" is described in Exhibit I.A.4.(ii).

          "Governmental Entity" means the United States, the State of New York, the State of Connecticut any other State in which a party to this Agreement is incorporated or organized, the County of Fairfield, Town of Danbury, or other political subdivision of any of the foregoing, and any agency, authority, department, court, commission or other legal entity of any of the foregoing asserting jurisdiction over any of the parties hereto or over the Property or over the operation of the business of the Property.

          "Hazardous Materials" means (a) asbestos, radon gas, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid levels of polychlorinated byphenyls in excess of federal, the State of Connecticut, the County of Fairfield, Connecticut, or the Town of Danbury safety guidelines, whichever are more stringent, (b) any solid or liquid wastes (including hazardous wastes), hazardous air pollutants, hazardous substances, hazardous chemical substances and mixtures, toxic substances, pollutants and contaminants, as such terms are defined in the National Environmental Policy Act (42 U.S.C. Section 4321 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Water Act (33 U.S.C. Section 1321 et seq.), the Clean Air Act, the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as such laws and regulations may be amended and/or supplemented from time to time, or any and all rules and regulations promulgated under any of the above as such may be amended and/or supplemented from time to time, or (c) any other chemical material or substance, exposure to which is prohibited, or, to the extent limited or regulated, limited or regulated by any Governmental Entity.

          "Leases" means all written leases, rental agreements, concession agreements, subleases, underleases or other agreements which permit or authorize the use and occupancy of the Property, of every kind whatsoever now existing or hereafter (prior to the Closing Date) created or granted with respect to the Property and/or use and occupancy thereof, together with any and all, if any, guaranties, for performance of a tenant's obligations thereunder known to Seller, and all Amendments and/or other agreements forming a part thereof.

          "Major Tenant" means each of Toys R Us, Loehmanns, Bed Bath & Beyond, Barnes & Noble, and Herman's.

          "Permitted Encumbrances" is defined in the last paragraph of Article I.A. of this Agreement.

          "Person" means an individual person, a corporation, partnership, trust, joint venture, proprietorship, estate, association, Governmental Entity or other incorporated or unincorporated enterprise, entity or organization of any kind.

          "Personal Property" is defined in of Article I.A.2. of this Agreement.

          "Plans" means all architectural, electrical, mechanical, plumbing and other plans and specifications in Seller's possession or control produced in connection with the construction, repair and maintenance of the Property (including all revisions and supplements thereto) and all operating manuals and other documents pertaining to the physical operation of the Property in Seller's possession.

          "Property" is defined in Article I.A. of this Agreement.

          "Purchase Price" is defined in Article II.A. of this Agreement.

          "Security Deposits" means those security deposits and/or prepaid rentals received from any Tenant under any Lease and in the possession of Seller, which Purchaser and Seller acknowledge and agree to be in the aggregate amount of $37,304.75.

          "Tenant" means a tenant, subtenant, undertenant, or occupant under a Lease.

          "Title Company" means Lawyers Title Insurance Corporation, located at 708 Third Avenue, Suite 2300, New York, New York 10017, Attention: Ms. Stephanie Butler.

          "Toys R Us Lease" is described in Exhibit I.A.4.(ii).

          "Toys R Us Litigation" is defined in Exhibit IV.A.2.

          "Violation" means any written notice of any violation of law issued by any Governmental Entity against or with respect to the Property.

          B. Wherever used in this Agreement:

               1. the words "include" or "including" shall be construed as incorporating also, "but not limited to" or "without limitation";

               2.  the  word  "day"  means  a  calendar  day  unless   otherwise
specified;

               3. the word "law" (or "laws") means any statute, ordinance, resolution, regulation, code, rule, order, decree, judgment, injunction, mandate or other legally binding requirements of a Governmental Entity;

               4. each reference to either Land or the Property shall be deemed to include "and/or any portion thereof"; and

               5. The word "party" means Purchaser or Seller, as the case may be.


                                  ARTICLE XII
                                 MISCELLANEOUS

          A. Entire Agreement - This Agreement is the entire Agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.

          B. Severability - If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

          C. Applicable Law - This Agreement shall be construed and enforced in accordance with the laws of the State of Connecticut.

          D. Assignability - Purchaser may not assign this Agreement without first obtaining Seller's written consent in Seller's sole discretion; provided, however, that Seller hereby consents to HRE Properties' assignment of this
Agreement to a Qualified Intermediary (as hereinafter defined) (and the assignment of this Agreement back from the Qualified Intermediary to HRE Properties) so that HRE Properties may acquire the Property either directly or indirectly through the Qualified Intermediary in a transaction (the "Qualifying Exchange") which qualifies as a like-kind exchange described in Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder (the "Regulations"), and corresponding provisions of state tax law. As referred to herein, the term "Qualified Intermediary" means the Title Company, or another national title insurance company acceptable to Seller, as a qualified intermediary as defined in Section 1.1031(k)-l(g)(4)(iii) of the Regulations. The foregoing consent by Seller is conditioned upon and subject to the following in the event that the above-mentioned assignment is made: (i) Seller shall be informed in writing of any such assignment on or before the date prescribed by the Regulations; (ii) The Closing of the transaction contemplated by this Agreement shall be by and through the Qualified Intermediary; (iii) Notwithstanding any such assignment to the Qualified Intermediary, at the Closing title to the Property shall be transferred by Seller directly to HRE Properties in HRE Properties' name and HRE Properties, as a party to the exchange agreement executed in connection with the Qualifying Exchange, shall execute and the Qualified Intermediary shall, on behalf of HRE Properties, deliver to Seller the Note, the Mortgage, the Assignment of Rents and the other related financing statements (collectively, the "Loan Documents"); (iv) The Closing of the transaction evidenced by this Agreement shall not be contingent upon the Qualifying Exchange and the Qualifying Exchange shall not delay the Closing; (v) HRE Properties hereby agrees to indemnify, defend, and hold Seller entirely free and harmless of and from any costs, claims, liabilities, loss, damage, attorneys' fees and expenses incurred by Seller arising out of or incurred in connection with the Qualifying Exchange, and any assignment of this Agreement by HRE Properties shall not affect the validity or enforceability of such indemnity; (vi) Seller shall not be required to execute, undertake or assume any obligation or liability in connection with the Qualifying Exchange; (vii) On the date of the assignment of this Agreement by HRE Properties to the Qualified Intermediary, the Qualified Intermediary shall deliver to Seller a duly executed certificate affirming the representations of Purchaser under Article IV.B.4. of the Agreement; (viii) At the Closing each of the Qualified Intermediary and HRE Properties shall deliver to Seller a duly executed certificate reaffirming as of the Closing Date the representations of Purchaser under Article IV.B.4. of the Agreement and (ix) HRE Properties hereby absolutely and unconditionally guarantees the payment and performance of all of the obligations of Purchaser, including the Qualified Intermediary as Purchaser, under this Agreement, whether such obligations arise prior to or after the Closing, and any assignment of this Agreement by HRE Properties shall not affect the validity or enforceability of such guaranty. The provisions of clauses (v) and (ix) above shall survive the Closing, without limitation as to time. The foregoing consent is a one-time consent to a single assignment (including the assignment of this Agreement back from the Qualified Intermediary to HRE Properties) complying with the terms and conditions set forth in this Paragraph D. No other assignment of this Agreement or any interest herein or any rights hereunder may be made without Seller's prior written consent which may be withheld in Seller's sole discretion. If any of the terms, conditions, and circumstances set forth in this Paragraph D shall not have been satisfied in accordance with this Paragraph D, then the purported assignment of this Agreement by HRE Properties to the Qualified Intermediary, and the foregoing consent by Seller shall be null and void and of no force or effect.

          E. Successors Bound - This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their successors and permitted assigns.

          F. No Public Disclosure - Purchaser shall make no public disclosure of the terms of this transaction without the prior written consent of Seller, except that Purchaser may discuss the transaction in confidence with proposed joint venturers or prospective mortgagees.

          G. Captions - The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of its provisions.

          H. Attorneys' Fees - In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

          I. No Partnership - Nothing contained in this Agreement shall be construed to create a partnership or joint venture between the parties or their successors in interest.

          J. Time - Time is of the essence in this Agreement.

          K. Counterparts - This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

          L. Recordation - Purchaser and Seller agree not to record this Agreement or any memorandum thereof.

          M. Proper Execution - The submission by Seller to Purchaser of this Agreement in unsigned form shall be deemed to be a submission solely for Purchaser's consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option, and shall not confer any rights or impose any obligations upon Purchaser, irrespective of any reliance thereon, change of position or partial performance. The submission by Seller of this Agreement for execution by Purchaser and the actual execution and delivery thereof by Purchaser to Seller shall similarly have no binding force and effect on Seller unless and until Seller shall have executed this Agreement and a counterpart thereof shall have been delivered to Purchaser.

          N. Best Knowledqe - Whenever a representation or warranty is made in this Agreement on the basis of the best knowledge of Seller, such representation and warranty is made solely on the basis of the actual, as distinguished from implied, imputed and constructive, conscious knowledge on the date that such representation or warranty is made, without inquiry or investigation, of William
F. Towill, Jr. and C. Kevin Gallagher, without attribution to them of facts and matters otherwise within the personal knowledge of any other officers or employees of Seller or third parties, including but not limited to tenants and property managers of the Property.

          0. Survival and Limitation of Representations, Warranties and Covenants - The representations and warranties set forth in Article IV.A. (except the representations in Article IV.A.1) and C. shall survive the Closing but written notification of any claim arising therefrom must be received by Seller within one (1) year of the Closing Date or such claim shall be forever barred and Seller shall have no liability with respect thereto. The representations in Article IV.A.1 shall survive the Closing. The aggregate liability of the Seller with respect to all claims hereunder shall not exceed ONE MILLION SIX HUNDRED THOUSAND AND 00/100 DOLLARS ($1,600,000.00).

          P. Committee Approval - This Agreement is subject to approval by Aetna's Investment Committee and the portfolio manager having responsibility for the Property. If such Committee fails to approve this Agreement, then the Seller shall, within two (2) Business Days thereafter, direct the Escrow Agent in writing to promptly return the Deposit to Purchaser.

          Q. Agreement Void - This Agreement shall be void if one fully executed copy is not received by Seller on or before 5 p.m. E.D.T. on January 6, 1995.

          R. Disclaimer - The Declaration of Trust establishing HRE Properties, dated July 7, 1969, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "HRE Properties" refers to the Trustees under the Declaration collectively as Trustee, but not as individuals or personally; and no trustee, shareholder, officer or agent of HRE Properties shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with affairs of said HRE Properties, but the trust estate only shall be liable.

                                  END OF PAGE



          IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed on the dates set forth below, effective as of the date set forth above.

ATTEST:                             SELLER:    AETNA LIFE INSURANCE COMPANY


/s/ Thomas G. Dudeck                           By: /s/ William F. Towill
_________________________                         _____________________________
Assistant Secretary
                                               Printed Name: William F. Towill
Date: 1/6/95                                                ___________________
     _________
                                               Its:   Assistant Vice President
                                                      _________________________


                                PURCHASER:     HRE PROPERTIES

/s/ Gail Lindsay                                        /s/ John H. Kent
_________________________                      By:_____________________________
Gail Lindsay                                   Printed Name: John H. Kent
                                               Its: Vice-President-Acquisitions
Date: 1/6/95



An original fully executed copy of this Agreement has been received by the Title Company's agent this 6th day of January 1995, and by execution hereof the Title Company's agent hereby covenants and agrees to be bound by the terms of this Agreement.

LAWYERS TITLE INSURANCE CORPORATION

BY: /s/ Dennis Harrigan
   __________________________

Printed name:  Dennis Harrigan
             ____________________

Its:  Agent
    _________